EXHIBIT 10.26

                                SECOND AMENDMENT
                                     TO THE
                CARVER BANCORP, INC. MANAGEMENT RECOGNITION PLAN


                  Pursuant to the powers reserved to the Board of Directors of Carver Bancorp, Inc. under Section 8.02 of the Carver Bancorp, Inc. Management Recognition Plan (the "Plan") the Plan is hereby amended as of September 23, 2003 as follows:

                  Subject to stockholder approval, Section 5.02 is deleted in its entirety and the following new Section 5.02 is substituted in its place:

                  "5.02 INVESTMENT OF TRUST ASSETS. The Trustee shall invest assets only in accordance with the Trust Agreement. The aggregate number of shares of Common Stock deliverable pursuant to Plan Share Awards shall not exceed 119,431 Shares. If any Plan Share Awards should be forfeited for any reason, the Plan Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Plan Share Awards under the Plan."

                  The Plan as previously adopted is hereby ratified and confirmed in all other respects.